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SCHEDULE 14A

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Celator Pharmaceuticals, Inc.

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Celator Pharmaceuticals® Cancels Analyst and Investor Meeting and
Postpones Annual Meeting of Stockholders

EWING, N.J., May 31, 2016 /PRNewswire/ -- Celator Pharmaceuticals, Inc. (Nasdaq: CPXX) today announced that it is cancelling its Analyst and Investor meeting scheduled for Saturday, June 4, 2016 at 7:00 p.m. CT and that the company’s board of directors has postponed its annual meeting of stockholders, previously scheduled for June 8, 2016. This follows the company’s announcement earlier today of a definitive agreement to be acquired by Jazz Pharmaceuticals plc.

Data from the Phase 3 clinical trial of VYXEOS™ is still scheduled to be presented at the ASCO Annual Meeting in Chicago on June 4, 2016 and at the European Hematology Association (EHA) Annual Congress in Copenhagen on June 11, 2016. The ASCO abstracts became available at 5:00 p.m. ET on May 18, 2016 (abstracts.asco.org) and the EHA abstracts became available at 12:00 p.m. CET on May 19, 2016 (EHA Learning Center - Official eLearning Portal of the European Hematology Association).

About VYXEOS

VYXEOS (cytarabine:daunorubicin) Liposome for Injection, also known as CPX-351, is a nano-scale co-formulation of cytarabine and daunorubicin at a synergistic 5:1 molar ration.  VYXEOS represents a novel approach to developing combinations of drugs in which molar ratios of two drugs with synergistic anti-tumor activity are encapsulated in a nano-scale liposome in order to maintain the desired ratio following administration. The FDA granted Breakthrough Therapy designation to VYXEOS for the treatment of adults with therapy-related AML (t-AML) or AML with myelodysplasia-related changes (AML-MRC.  VYXEOS was granted orphan drug status for the treatment of AML by the FDA and the European Commission.  VYXEOS was also granted Fast Track designation for the treatment of elderly patients with secondary AML by the FDA.

In a Phase 3 trial in patients with high-risk (secondary) AML, the median overall survival for patients treated with VYXEOS in the study was 9.56 months compared to 5.95 months for patients receiving the standard of care regimen of cytarabine and daunorubicin known as 7+3, representing a 3.61-month improvement in favor of VYXEOS.  The hazard ratio (HR) was 0.69 (p=0.005), which represents a 31% reduction in the risk of death versus 7+3.   The percentage of patients alive 12 months after randomization was 41.5% on the VYXEOS arm compared to 27.6% on the 7+3 arm.  The percentage of patients alive 24 months after randomization was 31.1% on the VYXEOS arm compared to 12.3% on the 7+3 arm.

Sixty-day all-cause mortality was 13.7% versus 21.2%, in favor of patients treated with VYXEOS. No substantial difference in Grade 3 or higher adverse events was observed between VYXEOS and 7+3. In the intent-to-treat population, Grade 3-5, hematologic adverse events were similar for overall infections, febrile neutropenia, and bleeding events. In the intent-to-treat population, Grade 3-5, non-hematologic adverse events were similar across all organ systems, including cardiac, gastrointestinal, general systems, metabolic disorders, musculoskeletal, nervous system, respiratory, skin and renal.

Celator published results from two randomized, controlled, Phase 2 trials with VYXEOS. The first trial was conducted in newly diagnosed elderly AML patients and the second trial was conducted in patients with AML in first relapse.

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is an oncology-focused biopharmaceutical company that is transforming the science of combination therapy, and developing products to improve patient outcomes in cancer. Celator's proprietary technology platform, CombiPlex®, enables the rational design and rapid evaluation of optimized combinations of anti-cancer drugs, incorporating traditional chemotherapies as well as molecularly targeted agents to deliver enhanced anti-cancer activity. CombiPlex addresses several fundamental shortcomings of conventional combination regimens, as well as the challenges inherent in combination drug development, by identifying the most effective synergistic molar ratio of the drugs being combined in vitro, and fixing this ratio in a nano-scale drug delivery complex to maintain the optimized combination after administration and ensuring exposure of this ratio to the tumor. Celator's lead product is VYXEOS™ (also known as CPX-351), a nano-scale liposomal formulation of cytarabine:daunorubicin that has completed a Phase 3 trial for the treatment of acute myeloid leukemia. Celator has also conducted clinical development on CPX-1, a nano-scale liposomal formulation of irinotecan:floxuridine studied in colorectal cancer; and have a preclinical stage product candidate, CPX-8, a hydrophobic docetaxel prodrug nanoparticle formulation. More recently, the company has advanced its CombiPlex platform and broadened its application to include molecularly targeted therapies. For more information, please visit Celator's website at www.celatorpharma.com. Information on ongoing trials is available at www.clinicaltrials.gov.

Forward-Looking Statements:

To the extent that statements contained in this communication are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs, certain assumptions and current expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions. Forward-looking statements in this communication involve substantial risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by the forward-looking statements, including but not limited to, the ability to obtain the necessary regulatory approvals, the satisfaction of the conditions to the consummation of the proposed transaction, the timing of the completion of the proposed transaction and the potential impact of the announcement or consummation of the proposed transaction on our important relationships, including with employees, suppliers and customers. Forward-looking statements in this communication also involve substantial risks and uncertainties that could cause our research and development programs, the efficacy and commercial potential of our drug candidates, our ability to seek research and development collaborations with other biotechnology/pharmaceutical companies and our performance and achievements to differ significantly from those expressed or implied by the forward-looking statements. Except as required by law, Celator is under no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Celator’s Form 10-K for the year ended December 31, 2015, subsequent reports on Form 10-Q and 8-K, and other filings by the company with the U.S. Securities and Exchange Commission (“SEC”).

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Important Information:

The tender offer for the outstanding Company common stock referred to in this communication has not yet commenced. This communication is not an offer to purchase or a solicitation of an offer to sell shares of the Company’s common stock. The solicitation and the offer to purchase shares of the Company common stock will only be made pursuant to an offer to purchase and related materials that Jazz Pharmaceuticals PLC intends to file with the SEC. At the time the tender offer is commenced, Jazz Pharmaceuticals PLC will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by contacting the Fred M. Powell, the Company’s Vice President, Chief Financial Officer and Corporate Secretary either by telephone at 609) 243-0123 or by e-mail at FPowell@celatorpharma.com.

Contacts:
Media
Sam Brown, Inc.
Mike Beyer, 312-961-2502
mikebeyer@sambrown.com

Investors
The Trout Group
Peter Rahmer, 646-378-2973
prahmer@troutgroup.com

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